Exhibit 10.3

AMENDMENT NO. 1 TO

TRANSACTIONS TERMS LETTER

This AMENDMENT NO. 1 TO TRANSACTIONS TERMS LETTER (the “Amendment”) is made and entered into as of June 29, 2011 by and between Bank of America, N.A. (“Buyer”) and Home Loan Center, Inc. (“Seller”). This Amendment amends that certain Transactions Terms Letter by and between Buyer and Seller dated as of June 30, 2010 (the “Transactions Terms Letter”), which supplements that certain Master Repurchase Agreement by and between Buyer and Seller dated as of May 1, 2009 (as may be amended from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Transactions Terms Letter and Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility.  Buyer and Seller hereby agree that the Transactions Terms Letter shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.                                       Expiration Date.  Buyer and Seller agree that the Expiration Date set forth within the Transactions Terms Letter shall be deleted in its entirety and replaced with the following:

“Expiration Date:                                                                                                      Expiring on July 13, 2011”

2.                                       Financial Covenants.  Buyer and Seller agree that the Financial Covenants set forth within the Transactions Terms Letter shall be amended for Financial Covenants (a), (d) and (f) as follows, and all other existing Financial Covenants shall remain unchanged:

“(a)                            Minimum Tangible Net Worth (calculated per HUD guidelines): $20,000,000.”

“(d)                           Net Income:  Seller shall show positive pre-tax net income, on a quarterly basis, with the exception of the quarter ending June 30, 2011, in which Seller’s pre-tax losses shall not exceed $12,200,000.”

“(f)                              Payment of Dividends: Seller may not, without the prior written consent of Buyer, (a) declare or pay dividends upon its shares of stock now or hereafter outstanding, including dividends payable in the capital stock of Seller, or make any distribution of assets to its shareholders, whether in cash, property or securities, or (b) acquire, purchase, redeem or retire shares of its capital stock now or hereafter outstanding for value.”

3.                                       No Other Amendments; Conflicts with Previous Amendments.  Other than as expressly modified and amended herein, the Transactions Terms Letter shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Transactions Terms Letter and Agreement. To the extent any amendments to the Transactions Terms Letter contained herein conflict with any previous amendments to the Transactions Terms Letter, the amendments contained herein shall control.

4.                                       Capitalized Terms.  Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

5.                                       Facsimiles.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.  Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within thirty (30) days after the date hereof.

BANK OF AMERICA, N.A.		HOME LOAN CENTER, INC.

By:	/s/ Rayanthi De Mel	By:	/s/ Rian Furey

Name:	Rayanthi De Mel	Name:	Rian Furey

Title:	Assistant Vice President	Title:	Senior Vice President